SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                                 March 15, 2000



                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                        1-8865                   88-0200415
--------------------------  ------------------------------  -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
        of Incorporation)                                    Identification No.)


         2724 North Tenaya Way

             Las Vegas, Nevada                                 89128
------------------------------------------------           -----------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:    (702) 242-7000

Item 5.  Other Events

The following discussion contains certain cautionary statements regarding Sierra Health Services, Inc.'s ("Sierra" or the "Company") business and results of operations, which should be considered by the Company's stockholders. This discussion is intended to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of operations or results by the Company, or its representatives, including any forward-looking discussion, as well as comments contained in press releases, presentations to securities analysts or investors, and all other communications by the Company or its representatives.

In making these statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected the Company's past results and may affect future results, so that the Company's actual results may differ materially from those expressed herein and in prior or subsequent communications.

Risks Associated with Managed Health Care Class Action Lawsuits. A number of companies in the managed health care industry have recently become involved in several purported class action lawsuits targeting the conduct of business by managed health care companies. These complaints seek various forms of relief for alleged violations of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Racketeering Influenced and Corrupt Organizations Act and for alleged misrepresentations and omissions relating to the adequacy of disclosures of providers' compensation arrangements in literature that is made available to actual or prospective members. The Company is currently not the target of any such purported class action. There can be no assurance that the Company will not be named to such a suit or that the affect of such a suit will not have a material adverse impact to the results of operations, liquidity or financial position.


Risks  Associated  with  Goodwill  Recoverability.  At December  31,  1999,  the
Company  had  a  net  amortized   balance  of  goodwill  of  $159.5   million.
Approximately $126.8 million of this balance is attributable to the acquisition of certain assets of Kaiser Foundation Health Plan of Texas ("Kaiser-Texas") in October 1998. This goodwill is being amortized over 40 years from the date of acquisition. In addition, approximately $27.4 million of goodwill is attributable to the acquisition in December 1996 of Prime Holdings, Inc., which operated MedOne Health Plan, Inc., a Nevada-based HMO. This goodwill is being amortized over 25 years from the date of acquisition.

The Company periodically evaluates the carrying value of its intangible assets. The Company utilizes the discounted cash flow method for evaluating the recoverability of goodwill. Future cash flows are estimated based on Company projections and are discounted based on interest rates approximating long-term bond yields. There can be no assurance that the current projections used by the Company will become an actuality. Any significant variations in the projections to actual, or in future interest rates, could result in an impairment of goodwill and could adversely impact the results of operations and financial position.


Risks Associated with Government Contracts. In June 1996, the Department of Defense ("DoD") awarded a triple-option health benefits ("TRICARE") managed care support contract to TriWest Healthcare Alliance ("TriWest"), a consortium consisting of Sierra and 13 other health care companies, to provide health services to Regions 7 and 8, which include a total of 16 states. In April 1997, TriWest began providing health care to approximately 700,000 individuals, of which Sierra is responsible for providing care to approximately 93,000 beneficiaries in Nevada and Missouri.

During the third quarter of 1997, Sierra Military Health Services, Inc. ("SMHS"), a wholly owned subsidiary of the Company, was notified that it had been awarded a multi-year TRICARE managed care support contract by the DoD to serve TRICARE eligible beneficiaries in Region 1. This region includes approximately 610,000 TRICARE beneficiaries in 13 northeastern states and the District of Columbia. SMHS began health care delivery under this contract on June 1, 1998. The contract contains five option periods. While SMHS will begin its third option period on June 1, 2000, there is no contract guarantee for option years four and five.

SMHS subcontracts for health care delivery, including some of the risk, for parts of the TRICARE contract. TRICARE contracts are generally issued at low profit margins. There can be no assurance that health care expenses or administrative expenses will not exceed contractual levels, which could have a material adverse effect on the Company's results of operations, liquidity and financial condition.

In addition, the DoD has the unilateral right to modify the contract to increase or decrease specifications and associated workload. SMHS incurs costs related to such change orders (and recognizes revenue using a percentage-of-completion method of accounting) long before final negotiations and payment from DoD. As a result, SMHS could experience health care revenue or administrative revenue reduction adjustments for prior periods, which could have a material adverse effect on the Company's results of operations, liquidity and financial condition.


SMHS estimates and records revenues earned in part based on preliminary statistical data provided by the DoD that estimates the beneficiary population currently eligible to utilize SMHS's services. As the DoD and the Company continue to gather and analyze this data, adjustments to previously estimated revenues may be necessary. Such adjustments, if necessary, could have a material adverse effect on the Company's results of operations and financial condition.


Finally, SMHS receives monthly cash payments equivalent to one-twelfth of its annual contractual price with DoD. SMHS accrues health care revenue on a monthly basis for any monies owed above its monthly cash receipt, based on the number of estimated at-risk eligible beneficiaries and the estimated level of military direct care system utilization. The contractual Bid Price Adjustment (BPA) process serves to adjust the DoD's monthly payments to SMHS, because such payments are based in part on 1996 DoD estimates for: beneficiary population, beneficiary population baseline health care cost, inflation and military direct care system utilization. As actual information is made available for the above items, quarterly adjustments are made to SMHS' monthly health care payment in addition to lump sum adjustments for past months. As a result of this "true-up" process, the Company's business and cash flows could be adversely affected if the timing and/or amount of the BPA reimbursement should significantly vary from the Company's expectations.


Potential Adverse Impact of Government Regulation. The health care industry in general, health maintenance organizations ("HMOs") and health insurance companies in particular, are subject to substantial federal and state government regulation, which may increase our exposure to lawsuits and/or penalties or other regulatory actions for non-compliance. These regulations include, but are not limited to: cash reserves; minimum net worth; licensing requirements; approval of policy language and benefits; claims payment practices; mandatory products and benefits; provider compensation arrangements; patient confidentiality; premium rates; medical management tools; dividend payment; and periodic examinations by state and federal agencies. As a result, a portion of the Company's HMOs' and insurance companies' cash is essentially restricted by various state regulatory or other requirements limiting certain of the Company's subsidiaries' cash to use within their current operations. State and federal government authorities are continually considering changes to laws and regulations applicable to the Company and its subsidiaries. Many states in which the Company operates are currently considering regulation relating to mandatory benefits, provider compensation, disclosure and composition of physician networks. The Company currently conducts operations, and is subject to state regulation, in the following jurisdictions: Arizona, California, Colorado, Iowa, Louisiana, Maryland, Mississippi, Missouri, Nevada, South Carolina and Texas. In addition, the Company is licensed, and may be subject to state regulation, in several other states in which it is currently not doing business.


In addition to applicable laws and regulations, the Company is subject to various audits, investigations and enforcement actions. These include possible government actions relating to ERISA, which regulates insured and self-insured health coverage plans offered by employers; the Federal Employees Health Benefit Plan; the Health Care Financing Administration ("HCFA"), which regulates Medicare programs; federal and state fraud and abuse laws; and laws relating to utilization management and the delivery of health care and the timeliness of payment or reimbursement. Any such government action could result in assessment of damages, civil or criminal fines or penalties, or other sanctions, including exclusion from participation in government programs. In addition, disclosure of any adverse investigation or audit results or sanctions could negatively affect the Company's reputation in various markets and make it more difficult for the Company to sell its products and services.

Under the "corporate practice of medicine" doctrine, in most states, business organizations, other than those authorized to do so, are prohibited from providing, or holding themselves out as providers of, medical care. Some states, including Nevada, exempt HMOs from this doctrine. The laws relating to this doctrine are subject to numerous conflicting interpretations. Although the Company seeks to structure its operations to comply with corporate practice of medicine laws in all states in which it operates, there can be no assurance that, given the varying and uncertain interpretations of those laws, the Company would be found to be in compliance with those laws in all states. A determination that the Company is not in compliance with applicable corporate practice of medicine laws in any state in which it operates could have a material adverse effect on the Company if it were unable to restructure its operations to comply with the laws of that state.

Risk of Adverse Effect of Health Care Reform. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and state legislatures. Any proposals affecting underwriting practices, limiting rate increases, requiring new or additional benefits or affecting contracting arrangements (including proposals to require HMOs and preferred provider organizations ("PPOs") to accept any health care providers willing to abide by an HMO's or PPO's contract terms) may make it more difficult for the Company to control medical costs and could have a material adverse effect on the Company's business. In addition, proposed regulations relating to patient confidentiality may result in significant costs to implement appropriate systems and other safeguard features.

Potential Inability to Manage or Predict Future Health Care Costs. Much of the Company's medical premium revenue is determined in advance of the actual delivery of services and incurrence of the related costs. The Company's profitability will continue to be dependent, in large part, on its ability to predict and maintain effective management over health care costs through, among other things, appropriate benefit design, utilization review and case management programs and its contracting arrangements with providers while providing members with quality health care. Factors such as utilization, new technologies and changing health care practices, hospital costs, pharmacy costs, inflation, epidemics, new mandated benefits or additional regulations, inability to establish acceptable contracting arrangements with providers and numerous other factors may affect the Company's ability to manage such costs. There can be no assurance that the Company will be successful in predicting or mitigating the effect of any of these factors.

Medical costs payable reflected in the Company's financial statements include reserves for incurred but not reported claims ("IBNR") which are estimated by the Company. The Company estimates the amount of such reserves using standard actuarial methodologies based upon historical data including the average interval between the date services are rendered and the date claims are paid, expected medical cost inflation and utilization, seasonality patterns and fluctuations in membership. The Company believes that its reserves for IBNR have been fairly estimated. The adequacy of the reserve estimates, which are to a large degree based on judgment, are sensitive to the Company's growth and changes in utilization costs, claims payment patterns and medical cost trends, all of which may affect its ability to rely on historical information in making IBNR reserve estimates. Adverse development of medical cost trends and claim payment patterns from the assumptions used to estimate reserves could cause these reserves to change in the near term. There can be no assurance as to the ultimate accuracy or completeness of such estimates or that adjustments to reserves will not cause volatility in the Company's results of operations.


Pharmaceutical Costs. The costs of pharmaceutical products and services are increasing faster than the costs of other medical products and services. Thus, the Company's HMOs and PPOs face ever higher pharmaceutical expenses. Although the Company attempts to effectively manage the pharmacy costs for its HMOs and PPOs, there can be no assurances that the Company will be able to do so in the face of rapidly rising prices. Also, statutory and regulatory changes may significantly alter the Company's ability to manage pharmaceutical costs through restricted formularies of products available to the Company's health plan members.


Possible Volatility of Common Stock Price. Recently, there has been significant volatility in the market prices of securities of companies in the health care industry, including the price of the Sierra Common Stock. Many factors, including medical cost increases, research analysts' comments, announcements of new legislative and regulatory proposals or laws relating to health care reform, the performance of, and investor expectations for, the Company, the trading volume of the Sierra Common Stock, litigation, and general economic and market conditions, will influence the trading price of Sierra Common Stock. Accordingly, there can be no assurance as to the price at which Sierra's Common Stock will trade in the future.

No Dividends. The Company has not paid or declared any cash dividends on the Sierra Common Stock since inception and the Company anticipates that future earnings will be retained to finance the continuing development of its business for the foreseeable future.

Lack of Control Over Premium Structure; Lack of Control Over and Unpredictability of Medical Costs. A substantial amount of the Company's revenues are generated by premiums, including capitation payments from HCFA, which represent fixed monthly payments for each person enrolled in the Company's plans. If the Company is unable to obtain adequate premiums because of competitive or regulatory considerations, the Company could incur decreased margins or significant losses. Because a significant portion of the Company's premium revenues are paid by the federal government in connection with the Medicare program, to the extent Medicare premium rates do not keep pace with rising medical costs, the Company's profitability could be materially adversely affected. Historically, these rates have been subject to wide variations from year to year and have decreased in certain years. The Company's Medicare programs are subject to certain additional risks relative to commercial programs, such as higher comparative medical costs and higher levels of utilization. While the Company attempts to base commercial premiums at least in part on estimates of future health costs, many factors, such as those discussed above, may cause actual health care costs to exceed those cost estimates reflected in premiums charged.


The Company also participates in the Nevada Medicaid program. Similar to the federal Medicare program, the state government determines the premium levels it will pay. If the state government reduces the premium levels or does not increase premiums to keep pace with the Company's cost increases and the Company is unable to offset them with changes in benefit plans, then the Company's profitability could be adversely affected.


Dependence on Key Enrollment Contracts. For the year ended December 31, 1999, the Company received approximately 23% of its total revenues from its contract with HCFA to provide health care services to Medicare enrollees. The Company's contract with HCFA is subject to annual renewal at the election of HCFA and requires the Company to comply with federal HMO and Medicare laws and regulations and may be terminated if the Company fails to so comply. The termination of the Company's contract with HCFA would have a material adverse effect on the Company's business. In addition, there have been, and the Company expects that there will continue to be, a number of legislative proposals to limit Medicare reimbursements. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty.

Changes in the Company's mix of HMO and managed indemnity business can affect profitability. If more employers switch to self-funded health plans or health products with higher medical care ratios, then the Company's profitability could be adversely affected. There can be no assurance that the Company will be able to continue to renew existing members and attract new members.

For the year ended December 31, 1999, military contract revenue represented approximately 22% of the Company's revenue. This TRICARE contract is currently structured as five one-year option periods. The termination of the TRICARE contract would have a material adverse effect on the Company's business. In addition, the Company has contracts to provide medical services to federal employees. The rates charged for such services are subject to annual reviews and retroactive adjustments. The Company's ability to obtain and maintain favorable group benefit agreements with employer groups also affects the Company's profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. Although no employer group accounts for more than 2% of total revenues, the loss of one or more of the larger employer groups could have a material adverse effect upon the Company's business.

Potential Adverse Impact of Social Health Maintenance Organization. Effective November 1, 1996, Health Plan of Nevada, Inc. ("HPN") entered into a Social HMO contract pursuant to which a large portion of the Company's Medicare risk enrollees receive certain expanded benefits. HPN, a wholly-owned subsidiary, receives additional revenues for providing these expanded benefits. The additional revenues are determined based on health risk assessments that have been, and will continue to be, performed on the Company's eligible Medicare risk members. HCFA is considering adjusting the reimbursement factor for the Social HMO members in the future. At this time however, there can be no assurance as to what the final per member reimbursement will be or that the Social HMO contract will be renewed. If the reimbursement for these members decreases significantly and the related benefit changes are not made timely, there could be a material adverse effect on the Company's profitability.

Potential Adverse Impact of Competition. Managed care companies and HMOs operate in a highly competitive environment. The Company has numerous types of competitors, including, among others, other HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, have greater financial resources and offer a broader range of products than the Company. The Company has encountered the effects of increased competition in the Nevada market and the Texas market is very competitive. Certain competitive pressures have limited the Company's ability to increase or in some instances maintain the premiums charged to certain employer groups. The inability of the Company to manage costs effectively may have an adverse impact on the Company's future results of operations by reducing profit margins. In addition, competitive pressures may also result in reduced membership levels or decreasing profit margins and there can be no assurance that the Company will not incur increased pricing and enrollment pressure from local and national competitors.

Management of Growth. The Company has made several acquisitions in recent years, the most recent of which was the acquisition of certain assets of Kaiser Foundation Health Plan of Texas ("Kaiser-Texas") in October 1998. Failure to effectively integrate acquired operations could have a material adverse effect on the Company's results of operations and financial condition.

The Kaiser-Texas operations incurred significant losses over the past several years. Since the date of acquisition, the Company has worked extensively on the integration of the Kaiser-Texas operations. However, there can be no assurances regarding the ultimate success of the Company to improve the results of operations of Kaiser-Texas. In order to integrate and improve the acquired operations, the Company has incurred and may, among other things, need to continue to incur considerable expenditures. The work plans to improve this business may result in, among other things, temporary increases in claims inventory or other service-related issues that may negatively affect the Company's relationship with its customers. The Company's results of operations could be adversely affected in the event that the Company experiences such problems or is otherwise unable to implement fully and effectively its expansion strategy.

For the year ended December 31, 1999, the Company recorded a premium deficiency reserve of $21 million for estimated deficient premiums associated with contracts in the Texas market. The amount was determined based on budgeted revenues and expenses. Should the actual results exceed the budget amounts, there could be a significant adverse impact to the Company's results of operations, liquidity or financial position.


Risks Associated with Computer Conversions and Internet Initiatives. In 1999, the Company converted the majority of its business operations to new computer systems. As with many major system conversions, the Company encountered problems that, to a degree, negatively affected member services, employers and providers. None of the problems, however, were significant and alternative procedures were used to mitigate the problems. In 2000, the Company is implementing an internet-based health access system to serve its members, providers and employers. The costs to develop and implement this electronic commerce application are expected to be more than offset by future savings. However, there is no assurance that these savings can be achieved or that the Company can successfully implement its electronic commerce initiatives. Any significant unanticipated hardware or software problems resulting from these conversions and initiatives could have a significant adverse impact on the Company's business processes, customer relationships, results of operations and financial condition. There is no assurance that the Company will be able to develop processes and systems to support its growing operations.


Geographic Concentration; Potential Adverse Impact of Current Expansion Program; Limited Success of Previous Expansion Program. Through the third quarter of 1998, the majority of the Company's HMO operations were concentrated in southern Nevada, with less significant HMO operations in Houston, Texas, northern Nevada and Arizona. With the Kaiser-Texas acquisition in October 1998, the Company now has significant HMO operations in Texas. Any adverse economic, regulatory or other developments that may occur in Nevada or Texas may negatively impact the Company's operations and financial condition. In the past, the Company has attempted to expand its operations outside of southern Nevada. These activities have met with limited success and, in some cases, resulted in the Company incurring significant losses. Although the Company believes that it is now more experienced, there can be no assurance that the Company will be able to recover its initial investments or expand into other regions successfully and without incurring losses.

Potential Loss of Nevada Home Office Tax Credit. Under existing Nevada law, a 50% premium tax credit is generally available to HMOs and insurers that own and substantially occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute concerning the premium tax credit, the Nevada Department of Insurance acknowledged in November 1993 that the Company's HMO and insurance subsidiaries meet the statutory requirements to qualify for this tax credit. The Company intends to take all necessary steps to continue to comply with these requirements. The elimination or reduction of the premium tax credit, or any failure by the Company to qualify for the premium tax credit, would have a material adverse effect on the Company's results of operations.

Dependence Upon Health Care Providers. The Company's profitability is dependent, in large part, upon its ability to contract favorably with hospitals, physicians and other health care providers. The Company's contracts with its primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that the Company will be able to continue to renew such contracts or enter into new contracts enabling it to service its members profitably. The Company expects that it will be required to expand its health care provider network in order to service membership growth adequately; however, there can be no assurance that it will be able to do so on a timely basis or under favorable terms.

Capitation and Other Risk Sharing Arrangements. The Company contracts with hospitals, physicians and other providers of health care and administrative services under capitated or discounted fee-for-service arrangements. Capitated providers are at risk for the cost of medical care and administrative services provided to the Company's enrollees in the relevant geographic areas; however, the Company is ultimately responsible for the provision of services to its enrollees should the capitated provider be unable to provide the contracted services. The inability of certain capitated providers to provide the contracted service could have a material adverse effect on the Company's business.

Reinsurance Contracts. Reinsurance contracts do not relieve the Company from its obligations to enrollees or policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. All reinsurers that the Company has reinsurance contracts with are rated A- or better by the A.M. Best Company. Should these companies be unable to perform their obligations to reimburse the Company for ceded losses, the Company could experience significant losses.

The Company's workers' compensation operations segment obtained a quota share and excess of loss reinsurance agreement (referred to as "low level reinsurance") effective July 1, 1998. This agreement is with a property-casualty insurance company that is rated A+ by the A.M. Best Company and effectively limits the Company's exposure to losses and allocated loss adjustment expenses to a maximum of $17,000 per occurrence. The agreement expires June 30, 2000 and has a provision for 12-month run-off coverage of policies in force at June 30, 2000. The reinsurer has declined to renew and the Company is in the process of obtaining quotes to replace this coverage when it expires. There is no assurance that the Company will be able to obtain replacement coverage or that the terms will be materially the same. If the Company is unable to obtain replacement coverage on terms similar to the current agreement, it could adversely impact the Company's operating results.

Potential Litigation Against the Company and Inability to Obtain or Inadequacy of Insurance. The Company is and will continue to be subject to certain types of litigation, including medical malpractice claims and claim disputes pertaining to its contracts and other arrangements with providers, employer groups and their employees and individual members. The Company maintains general and professional liability, property and fidelity insurance coverage and its multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, the Company requires all of its other independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals) to maintain professional liability coverage. However, certain of the hospitals with which the Company contracts are self-insured. The Company may incur losses not covered by insurance, beyond the limits of its insurance coverage for its employed physicians and staff, for acts or omissions by independent providers who do not carry sufficient malpractice coverage or for other acts or omissions. In addition, punitive damage awards are generally not covered by insurance. Although the Company believes that it currently carries adequate insurance, no assurance can be given that the Company's insurance coverage will be adequate in amount or type, will be available in the future or that the cost of such insurance will be reasonable.

Ongoing Modification of the Company's Management Information System. The Company's management information system is critical to its current and future operations. The information gathered and processed by the Company's management information system assists the Company in, among other things, pricing its services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. The Company regularly modifies its management information system. Any difficulty associated with or failure of such system, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on the Company's business.

Year 2000. The Year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems will recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the Year 2000 may cause systems to process critical financial and operational information incorrectly.

The Company replaced or remediated its mission critical computer systems and applications, remediated data bases and validated the readiness of all computing and non-computing systems. The Company also engaged in a thorough evaluation to validate that all systems, computing and non-computing, were functioning. The Company is unaware of any Year 2000-related problems. There can be no assurance that the Company will not experience any Year 2000-related problems in the future or that potential Year 2000 failures will not have a material adverse impact on the Company's results of operations, liquidity or financial condition.

Revolving Credit Facility. On October 31, 1998, the Company obtained a $200 million credit facility under which it has $160 million in borrowings outstanding as December 31, 1999. Interest under the credit facility is variable and based on the London Interbank Offering Rate ("LIBOR") plus a margin determined by reference to the Company's leverage ratio. Of the outstanding balance, $50 million is covered by interest-rate swap agreements. The average cost of borrowing on this line of credit for the year ended December 31, 1999, including the impact of the swap agreements, was approximately 7.8%. The terms of the credit facility contain a mandatory payment schedule that begins on June 30, 2001 and ends on September 30, 2003 if the principal balance exceeds certain thresholds. The terms of the credit facility contain certain covenants including a minimum fixed charge coverage ratio and a maximum leverage ratio.

For the quarter ended September 30, 1999, the Company exceeded the limits of certain covenants. The Company was able to obtain a waiver and re-negotiate the covenant limits. These negotiations resulted in a borrowing rate of LIBOR plus 2.375% through September 30, 2000. There is no assurance that the Company will be able to obtain future waivers if the Company were unable to meet the covenant requirements or to cure a default on a timely basis. Failure to obtain a waiver or to cure a default on a timely basis could result in significantly higher borrowing costs and/or a demand for payment of the principal. In addition, if the LIBOR rate increases, it could result in significantly higher borrowing costs.


Rating Agencies. Certain of the Company's subsidiaries are subject to scrutiny by various credit agencies such as Standard & Poor's, and Moody's, and insurer rating agencies such as A.M. Best and Duff & Phelps, as well as health care rating agencies that rate the quality of service to members such as the National Committee for Quality Assurance ("NCQA") and the Joint Commission on Accreditation of Healthcare Organizations. Currently, Health Plan of Nevada has a Commendable Accreditation rating from NCQA. Texas Health Choice has an accredited rating that expires in April 2000. At this time, the Company has voluntarily postponed its accreditation renewal process for TXHC and a scheduled site examination visit of TXHC by the NCQA in the second quarter of 2000 was cancelled. The Company expects to reschedule the site examination visit in the first quarter of 2001, depending upon the NCQA's availability. A negative rating or the lack of rating from such agencies could have an adverse effect on the Company's ability to borrow funds or to compete with other health care or workers' compensation insurance companies in attracting members and selling policies, and ultimately an adverse affect on earnings and share price.


Dependence on Management. The success of the Company has been dependent to a large extent upon the efforts of the Company's founder, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of the Company, who has an employment agreement with the Company. Although the Company believes that the development of its management staff has made the Company less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on the Company's business.

Effect of Open Rating on the Company's California Workers' Compensation Business. Through its property-casualty insurance subsidiaries, CII Financial, Inc. ("CII"), a wholly-owned subsidiary of the Company, writes workers' compensation insurance principally in California. Premium rates, which are regulated by the Department of Insurance in California, have been under significant pressure and, at times, been required to be reduced in the period from 1992 through 1994. Pursuant to workers' compensation legislative reforms enacted in 1993, "open rating" rules replaced "minimum rate" laws effective January 1, 1995. Under minimum rate laws, insurers could not charge a premium that was less than the published minimum rate and, therefore, competed primarily on the basis of service to policyholders, the level of agent commissions and policyholders' dividends. The open rating environment has resulted in lower premium rates and lower net income to CII in 1995 and subsequent years and has brought further uncertainties to premium revenues and continued operating profits due to increased price competition and the risk of incurring adverse loss experience over a smaller premium base.

For the year ended December 31, 1999, CII incurred net adverse loss development on prior accident years of $9.9 million. The majority of this development was on the 1996 through 1998 accident years and was primarily attributable to increased California claim severity. Higher claim severity has had a negative impact on the entire California workers' compensation industry. There can be no assurance that CII will not incur adverse loss development in the future or that any such development will not have a material impact on the results of operations or financial position.


Although CII intends to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that CII will be able to operate profitably in the California workers' compensation industry, particularly with open rating, or that future workers' compensation legislation will not be adopted in California or other states which might adversely affect CII's results of operations. For the fiscal year ended December 31, 1999, approximately 81% of CII's direct written premiums were in California. Consequently, CII's operating results are expected to be largely dependent upon its ability to write profitable workers' compensation insurance in California.

Convertible Subordinated Debentures. CII has outstanding debentures (the "Debentures") totaling $50.5 million at December 31, 1999. The ability of CII's insurance company subsidiaries to transfer funds to CII to service the Debentures is limited by certain regulatory restrictions and capital requirements. Sierra has not directly assumed CII's payment obligations under the CII Debentures or guaranteed their repayment. There can be no assurance that Sierra will be in a position to prevent a default of the Debentures in the future if CII's subsidiaries are unable to provide sufficient funds with which to service the Debentures.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SIERRA HEALTH SERVICES, INC.
                                        -------------------------------------
                                            (Registrant)

Date:  March 15, 2000                       /S/ PAUL H. PALMER
                                        ---------------------------
                                           Paul H. Palmer
                                           Vice President
                                           Chief Financial Officer and Treasurer
                                           (Chief Accounting Officer)